UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     November 30, 2009

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 330-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2009, Tredegar Corporation (the “Company”) announced that John D. Gottwald plans to retire as the Company’s President and Chief Executive Officer, effective as of January 31, 2010.  The Company also announced that Nancy M. Taylor, who currently serves as Executive Vice President of the Company and President of Tredegar Film Products Corporation, has been appointed by the Company’s Board of Directors to be the Company’s President and Chief Executive Officer, effective as of January 31, 2010.  A copy of the press release issued by the Company on November 30, 2009 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Ms. Taylor, 49, was appointed Executive Vice President of the Company effective January 1, 2009.  She was elected President of Tredegar Film Products Corporation effective April 5, 2005.  Ms. Taylor served as Senior Vice President, Strategy and Special Projects of the Company from November 1, 2004 until April 5, 2005.  Ms. Taylor served as Managing Director, European Operations, of Tredegar Film Products Corporation from January 1, 2003 until November 1, 2004.  Ms. Taylor served as Vice President, Administration and Corporate Development of the Company from September 10, 2001 until February 12, 2003.  Ms. Taylor served as the Company’s Secretary from February 24, 1994 until February 12, 2003.  She served as Vice President, Law of the Company from November 18, 1998 until September 10, 2001, and served as the Company’s General Counsel from May 22, 1997 until July 25, 2000.  Ms. Taylor joined the Company as Assistant General Counsel in 1991.

Item 9.01               Financial Statements and Exhibits.

    (d)              Exhibits.

99.1           Press release issued by the Company on November 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 2, 2009

TREDEGAR CORPORATION

By:    /s/ A. Brent King
A. Brent King
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number                                Exhibit

99.1	Press release issued by the Company on November 30, 2009.